UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 16, 2007, Rural/Metro Corporation (the “Company”) issued a press release, dated March 16, 2007, regarding the award of a renewal contract with the City of Tucson, Arizona. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company issued a press release, dated March 16, 2007, announcing that it had changed its method of accounting for revenue and uncompensated care, previously referred to as the provision for doubtful accounts, in order to align with the preferred industry standard. In addition, the Company announced that it expected to file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 prior to the expiration of the 60-day cure period relating to its notes. Subsequent to the initial release, the Company corrected a typographical error in the release relating to the expiration of the cure period for the notes, which is April 23, 2007. The full text of the Company’s press release (as corrected) is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 16, 2007, regarding award of renewal of contract.

99.2	Press release, dated March 16, 2007, regarding change in accounting method for revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 16, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 16, 2007, regarding renewal of contract.

99.2	Press release, dated March 16, 2007, regarding change in accounting method for revenue.